As filed with the Securities and Exchange Commission on April 23, 2026

Registration No. 333-294125

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3
to

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Mobile-health Network Solutions

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Venture Drive, #07-08 Vision Exchange

Singapore 608526

+65 6222 5223

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 212 947 7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Lawrence Venick, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 +1 212 407-4000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Amendment No. 3 (this “Amendment No. 3”) to our registration statement on Form F-1 (File No. 333-294125) as amended on April 9, 2026 and April 17, 2026 (the “F-1”), for the sole purpose of including updated auditors’ consents for the F-1 as Exhibits 23.1 and 23.4. This Amendment No. 3 consists only of the facing page, this explanatory note, the signature pages to the F-1, the exhibit index and the filed exhibits.

Other than expressly set forth herein, this Amendment No. 3 does not, and does not purport to, amend any other information contained in the F-1 nor does this Amendment No. 3 reflect any other events that have occurred after the F-1 was filed.

Mobile-health Network Solutions

Exhibit Index

Exhibit Number	Description of Document
3.1+	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F filed with the SEC on October 31, 2025)

4.1+	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 2.1 to the Registrant’s annual report on Form 20-F filed with the SEC on October 31, 2025)

4.2+	Form of Subscription Agreement between the Registrant and its investors (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 (Amendment No.1) filed with the SEC on March 28, 2025 (Registration No. 333-286026))

4.3+	Form of Share Transfer and Shareholders’ Agreement (incorporated herein by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1 (Amendment No.1) filed with the SEC on March 28, 2025 (Registration No. 333-286026))

5.1+	Opinion of Harney Westwood & Riegels Singapore LLP regarding the validity of the Class A Ordinary Shares being registered

8.1+	Opinion of Harney Westwood & Riegels Singapore LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

10.1+	2023 Employee Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Registrant’s annual report on Form 20-F filed with the SEC on October 31, 2025)

10.2+	Amendment to Mobile-health Network Solutions 2023 Employee Incentive Plan (incorporated herein by reference to Exhibit 4.2 to the Registrant’s annual report on Form 20-F filed with the SEC on October 31, 2025)

10.3+	2025 Employee Incentive Plan (incorporated herein by reference to Exhibit 4.3 to the Registrant’s annual report on Form 20-F filed with the SEC on October 31, 2025)

10.4+	2026 Employee Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K filed with the SEC on February 12, 2026)

10.5+	Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference to Exhibit 10.2 to the Registrant’s registration statement on Form F-1 (Amendment No.1) filed with the SEC on March 28, 2025 (Registration No. 333-286026))

10.6+	Form of Employment Agreement between the Registrant and its Chief Executive Officer and Chief Operating Officer (incorporated herein by reference to Exhibit 10.3 to the Registrant’s registration statement on Form F-1 (Amendment No.1) filed with the SEC on March 28, 2025 (Registration No. 333-286026))

10.7#+	Employment Agreement with Chief Financial Officer (incorporated herein by reference to Exhibit 10.4 to the Registrant’s registration statement on Form F-1 (Amendment No.1) filed with the SEC on March 28, 2025 (Registration No. 333-286026))

10.8+	Form of Independent Director Agreement (incorporated herein by reference to Exhibit 10.5 to the Registrant’s registration statement on Form F-1 (Amendment No.1) filed with the SEC on March 28, 2025 (Registration No. 333-286026))

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10.9+	Partnership Agreement between Manadr Pte Ltd and five other clinics (incorporated herein by reference to Exhibit 10.6 to the Registrant’s registration statement on Form F-1 (Amendment No.1) filed with the SEC on March 28, 2025 (Registration No. 333-286026))

10.10#+	Medical Service Agreement, dated April 5, 2023 (incorporated herein by reference to Exhibit 10.7 to the Registrant’s registration statement on Form F-1 (Amendment No.1) filed with the SEC on March 28, 2025 (Registration No. 333-286026))

10.11+	Standby Equity Subscription Agreement, dated February 14, 2025, by and between the Company and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.8 to the Registrant’s registration statement on Form F-1 (Amendment No.1) filed with the SEC on March 28, 2025 (Registration No. 333-286026))

10.12+	Securities Purchase Agreement with Indopacific Health Investment Corporation Pte. Ltd. and Natali Ardianto dated May 2, 2025 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s report on Form 6-K filed with the SEC on May 5, 2025)

10.13+	Sales Agreement dated July 15, 2025, by and between the Company and A.G.P./Alliance Global Partners (incorporated herein by reference to Exhibit 10.1 to the Registrant’s report on Form 6-K filed with the SEC on July 17, 2025)

10.14+	Securities Purchase Agreement with Indopacific Health Investment Corporation Pte. Ltd. dated September 10, 2025 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s report on Form 6-K filed with the SEC on September 11, 2025)

10.15+	Memorandum of Understanding between the Company and PPG (incorporated herein by reference to Exhibit 10.1 to the Registrant’s report on Form 6-K filed with the SEC on November 20, 2025)

14.1+	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 11.1 to the Registrant’s annual report on Form 20-F filed with the SEC on October 31, 2025)

19.1+	Amended Insider Trading and Confidentiality Policy of the Registrant (incorporated herein by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K filed with the SEC on August 21, 2025)

21.1+	List of Subsidiaries of Mobile-health Network Solutions (incorporated herein by reference to Exhibit 21.1 to the Registrant’s annual report on Form 20-F filed with the SEC on October 31, 2025)

23.1	Consent of Simon & Edward, LLP, Independent Registered Public Accounting Firm

23.2+	Letter of Simon & Edward, LLP dated September 6, 2024, regarding change in independent registered public accounting firm. (incorporated herein by reference to Exhibit 16.1 to the Registrant’s report on Form 6-K filed with the SEC on September 6, 2024)

23.3+	Consent of Rajah & Tann Singapore LLP

23.4	Consent of JWF Assurance PAC

23.5+	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)

23.6+	Consent of Frost & Sullivan

24.1	Power of Attorney (included on signature page)

107+	Filing Fee Table

+	Previously filed and incorporated by reference
#	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Company customarily and actually treats that information as private or confidential and the omitted information is not material.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on April 23, 2026.

Mobile-health Network Solutions

By:	/s/ Siaw Tung Yeng
Name:	Siaw Tung Yeng
Title:	Co-Chief Executive Officer and Director

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Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Siaw Tung Yeng and Peng Chee Yong as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Siaw Tung Yeng	Co-Chief Executive Officer and Director	April 23, 2026
Name: Siaw Tung Yeng	(principal executive officer)

/s/ Teoh Pui Pui	Co-Chief Executive Officer/Chief Operating Officer/Chairwoman of the Board/Director	April 23, 2026
Name: Teoh Pui Pui	(principal executive officer)

/s/ Leong Aik Huat	Chief Financial Officer	April 23, 2026
Name: Leong Aik Huat	(principal financial and principal accounting officer)

/s/ Ho Hin Yip	Independent Director	April 23, 2026
Name: Ho Hin Yip

/s/ Tan Kim Han Raymond	Independent Director	April 23, 2026
Name: Tan Kim Han Raymond

/s/ Gabe Rijpma	Independent Director	April 23, 2026
Name: Gabe Rijpma

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Signature of Authorized Representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mobile-health Network Solutions, has signed this registration statement or amendment thereto in New York, New York, United States on April 23, 2026.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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